Exhibit 99.1

For further information:

Media Contact:

Amy Yuhn

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Beth Coronelli

312-564-6052

bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp Reports First Quarter Results

Operating Performance Solid; Non-performing Asset Growth Slows

CHICAGO, April 26, 2010 – PrivateBancorp, Inc. (NASDAQ: PVTB) today reported a net loss of $24.3 million, or $0.35 per diluted share, for the first quarter 2010, compared to net income of $4.8 million, or $0.14 per diluted share, for the first quarter 2009.

“While there is still credit uncertainty, we are encouraged by the slowing pace of our non-performing asset growth and continue to actively manage through the challenges of the cycle,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “Non-performing asset growth moderated due largely to our focused efforts to address weaker credits as we bolstered our workout teams and repositioned resources.”

“Our capital position and business fundamentals remain solid,” Richman continued. “Supported by our strong balance sheet, we are working with new and existing clients as they begin to reinvest in their businesses. As the economy recovers and credit trends improve over time, we are positioned to return to profitability, leveraging our core earnings capacity and strong commercial banking franchise.”

First Quarter Results

•

Non-performing assets at quarter end were $442.0 million, compared to $436.9 million at year-end. Provision for loan losses for the first quarter 2010 was $72.1 million and net charge-offs were $56.9 million, resulting in an allowance for loan losses of $236.9 million or 2.66 percent of total loans.

•	Net revenue totaled $114.3 million and operating profit was $40.9 million for the quarter. Net interest income and net interest margin remained strong at $98.3 million and 3.36 percent.

•

Deposits grew to $10.6 billion with a 6 percent increase in client deposits from year end. Total loans were $8.9 billion, reflecting lower overall credit demand, with paydowns and payoffs offsetting new loan growth. New loan growth was approximately $200 million in the quarter.

•

Solid capital position reflected by total risk-based capital ratio of 14.89 percent, Tier 1 capital ratio of 12.47 percent, Tier 1 common capital ratio of 7.85 percent, and tangible common equity ratio of 6.86 at quarter end.

Credit Quality

The Company continued to manage the portfolio through the difficult credit climate with ongoing disciplined workout and asset review, and heightened focus on addressing the challenges of the commercial real estate sector. Non-performing assets increased at a slower rate than in the previous quarter, indicating early signs of stabilization. While risk is still evident given the broader credit environment, management anticipates continued moderation of non-performing asset growth in the second quarter. Overall, commercial and industrial sector performance appears to be strengthening slightly, in line with early signs of economic recovery. However, the commercial real estate sector continues to show stress.

The first quarter 2010 provision for loan losses was $72.1 million, compared to $17.8 million in the first quarter 2009 and $69.5 million in the fourth quarter 2009. The allowance for loan losses as a percentage of total loans was 2.66 percent at March 31, 2010, compared to 1.50 percent at March 31, 2009, and 2.44 percent at December 31, 2009. Allowance for loan losses, as a percentage of non-performing loans, was 62 percent in the first quarter 2010, compared to 78 percent in the first quarter 2009 and 56 percent in the fourth quarter 2009.

Net charge-offs increased to $56.9 million for the quarter ended March 31, 2010, up from $3.5 million for the first quarter 2009 and $40.6 million for the fourth quarter 2009. Approximately $31.9 million of first quarter net charge-offs were related to commercial real estate and construction loans.

The Company had $442.0 million in total non-performing assets at March 31, 2010, compared to $191.6 million at March 31, 2009, and $436.9 million at December 31, 2009. Approximately 71 percent of non-performing loans at March 31, 2010, were commercial real estate and construction loans. Non-performing assets to total assets were 3.45 percent at March 31, 2010, compared to 1.85 percent at March 31, 2009, and 3.62 percent at December 31, 2009.

Credit quality results exclude $468.9 million in covered assets as of the end of first quarter, referring to certain assets acquired through an FDIC-assisted transaction that are subject to a loss-sharing agreement.

Operating Performance

The Company continues to generate strong core performance as it leverages its investment in people and infrastructure. New business development remains steady with client acquisition, disciplined pricing, and increased cross sell driving stable revenue.

Net revenue was $114.3 million in the first quarter 2010, up from $88.3 million in the first quarter 2009 and relatively flat compared to $114.8 million in the fourth quarter 2009. Operating profit (the sum of net interest income and non-interest income less non-interest expense) was $40.9 million in the first quarter 2010, compared to $30.2 million in the first quarter 2009 and $46.3 million in the fourth quarter 2009. Operating profit was impacted by modestly reduced loan levels and a normalized incentive compensation accrual in the first quarter 2010.

Net interest income was $98.3 million in the first quarter 2010, compared to $63.9 million for the first quarter 2009 and $99.6 million in the fourth quarter 2009. Net interest margin (on a tax equivalent basis) was 3.36 percent for the first quarter 2010, compared to 2.68 percent in the first quarter 2009 and 3.48 percent in the fourth quarter 2009. Excluding accretion from the Founders Bank transaction in the first and fourth quarters, net interest margin was relatively flat on a comparison basis. The strength of the net interest margin reflects increased client deposits and the contribution of the Founders Bank transaction.

Non-interest income was $15.1 million in the first quarter 2010, compared to $23.6 million in the first quarter 2009 and $14.3 million in the fourth quarter 2009. Treasury management income increased to $3.6 million in the first quarter 2010, up from $1.6 million in the first quarter 2009 and $3.4 million in the fourth quarter 2009, reflecting increased cross sell into our existing commercial base. Capital markets income in the first quarter 2010 decreased to $278,000, down from $11.2 million in the first quarter 2009 and $2.4 million in the fourth quarter 2009. Capital markets income was impacted by a $1.3 million negative credit valuation adjustment, reduced originations, and the interest rate environment.

Mortgage banking income was $2.1 million in the first quarter 2010, compared to $2.2 million in the first and fourth quarters 2009. Other income, service charges and fees were $4.2 million in the first quarter 2010, compared to $3.6 million in the first quarter 2009 and $1.9 million in the fourth quarter 2009, which included a $4.2 million loss on loan dispositions.

Wealth management fee income was $4.4 million in the first quarter 2010, up from $3.8 million in the first quarter 2009 and $4.1 million in the fourth quarter 2009. Assets under management and administration at March 31, 2010, were $4.0 billion, compared to $3.2 billion at March 31, 2009, and $4.0 billion at December 31, 2009.

Expenses

The Company continued to closely manage costs, resulting in lower expenses quarter-over-quarter, excluding the impact of the normalized incentive compensation accrual in the first quarter 2010. Non-interest expense was $73.4 million in the first quarter 2010, compared to $58.1 million in the first quarter 2009 and $68.5 million in the fourth quarter 2009. The efficiency ratio was 64.2 percent in the first quarter 2010, compared to 65.8 percent in the first quarter 2009 and 59.7 percent in the fourth quarter 2009.

Balance Sheet

Total assets increased to $12.8 billion at March 31, 2010, up from $10.4 billion at March 31, 2009, and $12.1 billion at December 31, 2009.

Consistent with the industry, loan growth has slowed due to reduced borrowing demand. Total loans decreased 1.7 percent, with paydowns and payoffs offsetting new originations and utilization of existing lines. Total loans were $8.9 billion at the end of the first quarter 2010, compared to $8.5 billion at the end of the first quarter 2009 and $9.1 billion at year-end 2009. Commercial and industrial loans accounted for 52 percent of total loans, while commercial real estate loans were 32 percent at the end of the first quarter 2010.

The Company is actively expanding client relationships, as reflected by the 6 percent increase in client deposits in the quarter. Client deposit growth continued to outpace loan growth, leading to stronger liquidity. Total deposits were $10.6 billion at March 31, 2010, compared to $7.8 billion at March 31, 2009, and $9.9 billion at December 31, 2009. Client deposits increased to $9.9 billion at the end of the first quarter 2010, up from $6.9 billion at the end of first quarter 2009 and $9.3 billion at year-end 2009. Client deposits at March 31, 2010, included $1.9 billion in non-interest bearing deposits. Brokered deposits (excluding $1.1 billion in client CDARS® deposits) were 7 percent of total deposits at the end of the first quarter 2010, compared to 11 percent a year ago and 6 percent at the end of the fourth quarter 2009.

Funds borrowed, which include federal funds purchased, FHLB advances, trust preferred securities, borrowings under the Company’s credit facilities, and convertible senior notes, was $740.2 million at March 31, 2010, down from $1.5 billion at March 31, 2009, and $748.0 million at December 31, 2009.

The Company’s investment securities portfolio was $1.8 billion at March 31, 2010, compared to $1.4 billion at March 31, 2009, and $1.6 billion at December 31, 2009. Net unrealized gains were $53.7 million, compared to $54.2 million at the end of the first quarter 2009 and $44.8 million at the end of the fourth quarter 2009. The Company’s securities portfolio is primarily composed of U.S. government agency backed mortgage pools, agency collateralized mortgage obligations, and investment grade municipal bonds.

Federal funds sold and other short-term investments increased to $1.1 billion in the first quarter 2010, up from $83.6 million in the first quarter 2009 and $218.9 million in the fourth quarter 2009, as a result of increased deposit inflows. Strong liquidity results in near-term pressure on interest income until it is deployed into higher earning assets.

Capital

The Company continued to manage within its capital base. As of March 31, 2010, the Company had a total risk-based capital ratio at 14.89 percent and Tier 1 risk-based capital ratio at 12.47 percent, exceeding the minimum well-capitalized thresholds of 10 percent and 6 percent, respectively. The Company’s Tier 1 common capital ratio was 7.85 percent and the tangible common equity ratio was 6.86 percent at the end of the first quarter 2010.

Quarterly Conference Call and Webcast Presentation

Interested parties are invited to listen to our quarterly conference call on Monday, April 26, 2010, at 10 a.m. CDT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International). A live webcast of the call can be accessed on our website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast of the call will be available beginning approximately two hours after the call until midnight on May 2, 2010, by calling (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (International) and entering passcode #67997323.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of March 31, 2010, the Company had 34 offices in 10 states and $12.8 billion in assets. Our website is www.theprivatebank.com.

Forward-Looking Statements

Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward looking statements include, but are not limited to: unforeseen credit quality problems or further deterioration in asset quality that could result in charge-offs greater than the Company has provided for in its allowance for loan and lease losses; continued declines in commercial real estate values in our market areas; unanticipated withdrawals of significant client deposits; the lack of sufficient or cost-effective sources of liquidity or funding; difficulty in raising capital on acceptable terms when necessary or required; an inability to retain key personnel; potential for significant charges if our deferred tax or goodwill assets suffer impairment; unanticipated changes in interest rates or significant tightening of credit spreads; prolonged negative economic conditions or slower than anticipated economic recovery; legislative or regulatory changes, particularly changes in the regulation of financial services companies and/or the products and services offered by financial services companies and regulation of banks participating in the TARP Capital Purchase Program; adverse developments in the regulatory examination or regulatory enforcement environment; or failures or disruptions to the Company’s data processing or other information systems. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Non-GAAP Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Editor’s Note: Financial highlights attached.

Quarterly Consolidated Income Statements Unaudited (Amounts in thousands except per share data)

	1Q10	4Q09	3Q09	2Q09	1Q09
Interest Income
Loans, including fees	$111,062	$115,140	$107,749	$95,997	$92,944
Federal funds sold and other short-term investments	544	340	323	161	288
Securities:
Taxable	15,450	15,672	14,799	13,646	14,546
Exempt from Federal income taxes	1,718	1,672	1,797	1,786	1,852

Total interest income	128,774	132,824	124,668	111,590	109,630

Interest Expense
Interest-bearing deposits	966	848	932	467	399
Savings deposits and money market accounts	9,114	9,022	8,013	6,036	6,564
Brokered and other time deposits	11,424	13,959	18,170	20,322	26,884
Short-term borrowings	1,446	1,613	1,649	1,844	2,988
Long-term debt	7,505	7,820	8,469	8,814	8,915

Total interest expense	30,455	33,262	37,233	37,483	45,750

Net interest income	98,319	99,562	87,435	74,107	63,880
Provision for loan and covered asset losses	72,548	70,077	90,016	21,521	17,805

Net interest income (expense) after provision for loan and covered asset losses	25,771	29,485	(2,581)	52,586	46,075

Non-interest Income
Wealth management	4,424	4,081	4,084	3,500	3,794
Mortgage banking	2,121	2,243	1,826	2,686	2,175
Capital markets products	278	2,409	(322)	3,830	11,233
Treasury management	3,608	3,366	3,067	2,110	1,605
Bank owned life insurance	435	442	444	453	389
Other income, service charges, and fees	4,173	1,918	4,093	2,054	3,594
Net securities gains (losses)	29	(149)	(309)	7,067	772
Early extinguishment of debt	—	—	—	(985)	—

Total non-interest income	15,068	14,310	12,883	20,715	23,562

Non-interest Expense
Salaries and employee benefits	39,389	31,020	23,212	34,300	35,121
Net occupancy expense	7,295	7,039	7,004	6,067	6,060
Technology and related costs	3,043	3,503	2,565	1,967	2,564
Marketing	2,102	3,568	2,500	1,933	1,842
Professional fees	4,203	5,562	5,759	2,492	2,514
Investment manager expenses	635	576	581	556	609
Net foreclosed property expenses	1,403	1,810	2,454	967	444
Supplies and printing	290	436	295	392	342
Postage, telephone, and delivery	965	855	803	821	581
Insurance	5,419	5,015	4,603	9,157	3,832
Amortization of intangibles	415	536	547	325	329
Loan and collection	2,579	4,526	1,388	1,838	1,865
Other expenses	5,633	4,082	5,124	3,180	1,954

Total non-interest expense	73,371	68,528	56,835	63,995	58,057

(Loss) income before income taxes	(32,532)	(24,733)	(46,533)	9,306	11,580
Income tax (benefit) provision	(11,676)	(9,556)	(18,789)	3,372	4,409

Net (loss) income	(20,856)	(15,177)	(27,744)	5,934	7,171
Net income attributable to noncontrolling interests	70	64	66	57	60

Net (loss) income attributable to controlling interests	(20,926)	(15,241)	(27,810)	5,877	7,111
Preferred stock dividends and discount accretion	3,394	3,389	3,385	3,399	2,270

Net (loss) income available to common stockholders	($24,320)	($18,630)	($31,195)	$2,478	$4,841

Per Common Share Data
Basic	$(0.35)	$(0.30)	$(0.68)	$0.06	$0.15
Diluted	$(0.35)	$(0.30)	$(0.68)	$0.06	$0.14
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted average common shares outstanding	69,933	61,608	46,047	38,015	32,030
Diluted average common shares outstanding	69,933	61,608	46,047	39,795	34,304

Note 1: For the first quarter 2010 and the third and fourth quarters 2009 diluted shares are equal to basic shares due to the net loss. The calculation of diluted earnings per share during those periods results in anti-dilution.

Consolidated Balance Sheets (Dollars in thousands)

	03/31/10	12/31/09	09/30/09	06/30/09	03/31/09
	unaudited	audited	unaudited	unaudited	unaudited
Assets
Cash and due from banks	$107,618	$320,160	$199,703	$99,088	$96,712
Fed funds sold and other short-term investments	1,146,814	218,935	332,188	393,953	83,626
Loans held for sale	16,224	28,363	19,000	23,825	11,298
Securities available-for-sale, at fair value	1,769,138	1,569,541	1,648,313	1,443,648	1,385,244
Non-marketable equity investments	29,475	29,413	30,681	28,586	28,035
Loans, excluding covered assets and net of unearned fees	8,916,854	9,073,474	9,028,456	8,728,926	8,483,641
Allowance for loan losses	(236,851)	(221,688)	(192,791)	(140,088)	(127,011)

Loans, net of allowance for loan losses and unearned fees	8,680,003	8,851,786	8,835,665	8,588,838	8,356,630

Covered assets	468,939	502,034	530,059	—	—
Allowance for covered assets losses	(5,176)	(2,764)	—	—	—

Covered assets, net of allowance for covered assets	463,763	499,270	530,059	—	—

Other real estate owned	60,755	41,497	36,705	29,236	28,703
Premises, furniture, and equipment, net	41,350	41,344	32,870	33,162	33,179
Accrued interest receivable	34,766	35,562	35,862	30,867	30,627
Investment in bank owned life insurance	48,101	47,666	47,225	46,780	46,327
Goodwill	94,658	94,671	94,683	95,045	95,045
Other intangible assets	18,070	18,485	19,021	5,890	6,215
Derivative assets	85,152	71,540	83,784	66,921	94,214
Other assets	202,975	191,200	136,825	103,511	79,859

Total assets	$12,798,862	$12,059,433	$12,082,584	$10,989,350	$10,375,714

Liabilities
Demand deposits:
Non-interest bearing	$1,886,427	$1,840,900	$1,565,492	$1,243,453	$954,311
Interest bearing	714,700	752,728	589,298	535,374	428,529
Savings deposits and money market accounts	4,709,796	4,080,824	4,057,382	3,129,384	3,021,268
Brokered deposits	1,831,306	1,566,139	1,606,823	1,943,065	1,740,960
Other time deposits	1,498,322	1,678,172	1,741,783	1,426,874	1,671,520

Total deposits	10,640,551	9,918,763	9,560,778	8,278,150	7,816,588
Short-term borrowings	241,293	214,975	690,352	892,706	834,466
Long-term debt	498,874	533,023	618,173	606,793	710,793
Accrued interest payable	10,357	9,673	12,051	18,809	23,775
Derivative liabilities	86,873	71,958	85,097	65,844	91,911
Other liabilities	100,687	75,425	47,614	47,670	31,953

Total liabilities	11,578,635	10,823,817	11,014,065	9,909,972	9,509,486

Equity
Preferred stock	237,833	237,487	237,145	236,808	294,546
Common stock	70,500	70,444	46,593	46,548	32,543
Treasury stock	(18,595)	(18,489)	(18,427)	(18,223)	(17,338)
Additional paid-in-capital	944,095	940,338	767,579	761,068	495,811
Retained earnings	(47,112)	(22,093)	(2,748)	28,896	26,875
Accumulated other comprehensive income, net	33,403	27,896	38,161	24,131	33,698

Total stockholders’ equity	1,220,124	1,235,583	1,068,303	1,079,228	866,135

Noncontrolling interests	103	33	216	150	93

Total equity	1,220,227	1,235,616	1,068,519	1,079,378	866,228

Total liabilities and equity	$12,798,862	$12,059,433	$12,082,584	$10,989,350	$10,375,714

Selected Financial Data Unaudited (Amounts in thousands except per share data)

1Q10	4Q09	3Q09	2Q09	1Q09

Selected Statement of Income Data:
Net interest income	$98,319	$99,562	$87,435	$74,107	$63,880
Net revenue (1) (2)	$114,273	$114,802	$101,155	$95,821	$88,288
Operating profit (1) (2)	$40,902	$46,274	$44,320	$31,826	$30,231
(Loss) income before taxes	($32,532)	($24,733)	($46,533)	$9,306	$11,580
Net (loss) income available to common stockholders	($24,320)	($18,630)	($31,195)	$2,478	$4,841

Per Common Share Data:
Basic earnings per share	($0.35)	($0.30)	($0.68)	$0.06	$0.15
Diluted earnings per share (3)	($0.35)	($0.30)	($0.68)	$0.06	$0.14
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value (period end) (1)	$13.77	$13.99	$17.48	$17.74	$16.96
Tangible book value (period end) (1) (2)	$12.19	$12.41	$15.09	$15.62	$13.96
Market value (close)	$13.70	$8.97	$24.46	$22.24	$14.46
Book value multiple	0.99	x	0.64	x	1.40	x	1.25	x	0.85	x

Share Data:
Weighted average common shares outstanding	69,933	61,608	46,047	38,015	32,030
Diluted average common shares outstanding (3)	69,933	61,608	46,047	39,795	34,304
Common shares issued (at period end)	71,877	71,869	48,104	48,015	34,180
Common shares outstanding (at period end)	71,333	71,332	47,574	47,493	33,702

Performance Ratios:
Return on average assets	-0.68%	-0.50%	-0.94%	0.23%	0.29%
Return on average common equity	-9.86%	-7.96%	-14.51%	1.45%	3.48%
Net interest margin (1) (2)	3.36%	3.48%	3.09%	2.99%	2.68%
Fee revenue as a percent of total revenue (1)	13.27%	12.68%	13.11%	16.49%	26.29%
Non-interest income to average assets	0.49%	0.47%	0.43%	0.80%	0.95%
Non-interest expense to average assets	2.39%	2.26%	1.91%	2.47%	2.34%
Net overhead ratio (1)	1.90%	1.79%	1.48%	1.67%	1.39%
Efficiency ratio (1) (2)	64.21%	59.69%	56.19%	66.79%	65.76%

Selected Financial Condition Data:

Assets under management and administration (1)	$3,983,066	$3,983,623	$4,008,268	$3,171,697	$3,164,158

Balance Sheet Ratios:
Loans to Deposits (period end)	83.80%	91.48%	94.43%	105.45%	108.53%

Average interest-earning assets to average interest-bearing liabilities	129.96%	127.44%	122.93%	120.58%	115.10%

Capital Ratios (period end):
Total risk-based	14.89%	14.65%	13.40%	14.40%	12.63%
Tier 1 risk-based	12.47%	12.29%	11.01%	11.95%	10.13%
Leverage	10.57%	11.17%	9.94%	11.67%	9.79%
Tier 1 common capital (1) (2)	7.85%	7.84%	6.44%	7.15%	4.53%
Tangible common equity to tangible assets (1) (2)	6.86%	7.41%	6.00%	6.81%	4.58%
Total equity to total assets	9.53%	10.25%	8.84%	9.82%	8.35%

(1) Refer to Glossary of Terms for definition.

(2) This is a non-GAAP measure, refer to Non-GAAP Measures for a reconciliation to GAAP.

(3) For the first quarter 2010 and the third and fourth quarters 2009, diluted shares are equal to basic shares due to the net loss. The calculation of diluted earnings per share for those periods results in anti-dilution.

Loan Composition (excluding covered assets(1)) Unaudited (Dollars in thousands)

	03/31/10	12/31/09	09/30/09	06/30/09	03/31/09
Commercial and Industrial	$3,516,884	$3,820,698	$3,888,744	$3,682,155	$3,531,439
Owner-Occupied CRE	1,126,109	835,913	765,489	899,315	872,656

Total Commercial Loans	4,642,993	4,656,611	4,654,233	4,581,470	4,404,095

Commercial Real Estate	2,378,294	2,293,996	2,169,209	1,954,692	1,825,805
Multi-family CRE	487,901	521,001	466,098	492,896	520,455

Total CRE Loans	2,866,195	2,814,997	2,635,307	2,447,588	2,346,260

Construction	562,078	719,224	874,970	867,660	837,952
Residential Real Estate	316,012	319,463	316,795	319,762	332,736
Home Equity	212,421	220,025	214,630	215,087	205,872
Personal	317,155	343,154	332,521	297,359	356,726

Total Loans	$8,916,854	$9,073,474	$9,028,456	$8,728,926	$8,483,641

Commercial Real Estate and Construction Loans Portfolio by Collateral Type

	03/31/10		12/31/09
		% of		% of
	Amount	Total	Amount	Total
Commercial Real Estate Portfolio
Land	$352,849	12%	$400,261	14%
Residential 1-4 Family	199,542	7%	192,695	7%
Multi-Family 5+	487,901	17%	521,001	19%
Industrial/Warehouse	319,201	11%	316,899	11%
Office	422,341	15%	410,131	14%
Retail	433,687	15%	419,115	15%
Health Care	51,868	2%	49,337	2%
Mixed Use/Other	598,806	21%	505,558	18%

Total Commercial Real Estate	$2,866,195	100%	$2,814,997	100%

Construction Portfolio
Land	$67,938	12%	$91,207	13%
Residential 1-4 Family	41,868	7%	61,854	9%
Multi-Family 5+	54,514	10%	131,001	18%
Industrial/Warehouse	21,871	4%	31,461	4%
Office	89,331	16%	112,946	16%
Retail	105,900	19%	127,356	18%
Mixed Use/Other	180,656	32%	163,399	22%

Total Construction	$562,078	100%	$719,224	100%

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

	1Q10	4Q09	3Q09	2Q09	1Q09
Credit Quality Key Ratios:
Net charge-offs to average loans	2.56%	1.80%	1.67%	0.39%	0.17%
Total non-performing loans to total loans	4.28%	4.36%	3.99%	2.10%	1.92%
Total non-performing assets to total assets	3.45%	3.62%	3.28%	1.94%	1.85%
Nonaccrual loans to:
total loans	4.28%	4.36%	3.99%	2.10%	1.92%
total assets	2.98%	3.28%	2.98%	1.67%	1.57%
Allowance for loan losses to:
total loans	2.66%	2.44%	2.14%	1.60%	1.50%
non-performing loans	62%	56%	54%	76%	78%
nonaccrual loans	62%	56%	54%	76%	78%

Non-performing assets:
Loans past due 90 days and accruing	$0	$0	$0	$0	$0
Nonaccrual loans	381,207	395,447	359,918	183,526	162,896
OREO	60,755	41,497	36,705	29,236	28,703

Total non-performing assets	$441,962	$436,944	$396,623	$212,762	$191,599

Restructured loans accruing interest	$3,840	$0	$0	$0	$0

Nonaccrual Loans Stratification

	$5.0 Million or More	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of March 31, 2010
Amount:
Commercial	$42,076	$6,778	$6,861	$12,794	$68,509
Commercial real estate	75,998	33,812	55,979	46,969	212,758
Construction	11,081	14,013	18,409	15,832	59,335
Residential real estate	—	3,265	3,941	9,570	16,776
Personal and home equity	—	9,409	4,958	9,462	23,829

Total	$129,155	$67,277	$90,148	$94,627	$381,207

Number of borrowers:
Commercial	2	2	3	43	50
Commercial real estate	9	9	27	82	127
Construction	2	3	8	27	40
Residential real estate	—	1	2	19	22
Personal and home equity	—	2	3	35	40

Total	13	17	43	206	279

As of December 31, 2009
Amount:
Commercial	$46,176	$—	$4,092	$19,078	$69,346
Commercial real estate	51,425	15,186	60,028	44,410	171,049
Construction	41,772	27,690	24,590	19,770	113,822
Residential real estate	—	3,265	2,959	8,257	14,481
Personal and home equity	5,031	7,419	4,998	9,301	26,749

Total	$144,404	$53,560	$96,667	$100,816	$395,447

Number of borrowers:
Commercial	3	—	2	51	56
Commercial real estate	6	4	28	88	126
Construction	4	7	11	38	60
Residential real estate	—	1	1	23	25
Personal and home equity	1	2	3	39	45

Total	14	14	45	239	312

(1)	Refer to Glossary of Terms for definition. Covered assets are included as a component of total assets in calculations above.

Loan Portfolio Aging (excluding covered assets(1)) Unaudited (Dollars in thousands)

As of March 31, 2010	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Restructured Loans Accruing Interest	Nonaccrual	Total Loans
Loan balances:
Commercial	$4,558,109	$11,641	$4,245	$0	$489	$68,509	$4,642,993
Commercial real estate	2,577,892	36,740	35,454	—	3,351	212,758	2,866,195
Construction	493,091	3,252	6,400	—	—	59,335	562,078
Residential real estate	292,410	6,656	170	—	—	16,776	316,012
Personal and home equity	501,446	2,189	2,112	—	—	23,829	529,576

Total loans	$8,422,948	$60,478	$48,381	$0	$3,840	$381,207	$8,916,854

Aging as a percent of loan balance:
Commercial	98.17%	0.25%	0.09%	0.00%	0.01%	1.48%	100.00%
Commercial real estate	89.94%	1.28%	1.24%	0.00%	0.12%	7.42%	100.00%
Construction	87.73%	0.58%	1.14%	0.00%	0.00%	10.56%	100.00%
Residential real estate	92.53%	2.11%	0.05%	0.00%	0.00%	5.31%	100.00%
Personal and home equity	94.69%	0.41%	0.40%	0.00%	0.00%	4.50%	100.00%

Total loans	94.46%	0.68%	0.54%	0.00%	0.04%	4.28%	100.00%

	1Q10	4Q09	3Q09	2Q09	1Q09
Nonaccrual loans:
Commercial	$68,509	$69,346	$72,808	$25,442	$19,017
Commercial real estate	212,758	171,049	145,438	72,621	55,238
Construction	59,335	113,822	118,876	64,849	66,067
Residential real estate	16,776	14,481	11,899	8,913	8,138
Personal and home equity	23,829	26,749	10,897	11,701	14,436

Total	$381,207	$395,447	$359,918	$183,526	$162,896

Nonaccrual loans as a percent of total loan type:
Commercial	1.48%	1.49%	1.56%	0.56%	0.43%
Commercial real estate	7.42%	6.08%	5.52%	2.97%	2.35%
Construction	10.56%	15.83%	13.59%	7.47%	7.88%
Residential real estate	5.31%	4.53%	3.76%	2.79%	2.45%
Personal and home equity	4.50%	4.75%	1.99%	2.28%	2.57%

Total	4.28%	4.36%	3.99%	2.10%	1.92%
Loans past due 60-89 days and still accruing:
Commercial	$4,245	$9,955	$1,588	$228	$1,355
Commercial real estate	35,454	30,638	23,245	24,491	2,138
Construction	6,400	751	10,962	7,076	3,554
Residential real estate	170	1,654	—	2,888	—
Personal and home equity	2,112	8,595	3,087	4,698	471

Total	$48,381	$51,593	$38,882	$39,381	$7,518

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	0.09%	0.21%	0.03%	—	0.03%
Commercial real estate	1.24%	1.09%	0.88%	1.00%	0.09%
Construction	1.14%	0.10%	1.25%	0.82%	0.42%
Residential real estate	0.05%	0.52%	—	0.90%	—
Personal and home equity	0.40%	1.53%	0.56%	0.92%	0.08%

Total	0.54%	0.57%	0.43%	0.45%	0.09%
Loans past due 30-59 days and still accruing:
Commercial	$11,641	$13,427	$4,424	$4,022	$22,598
Commercial real estate	36,740	23,983	18,005	11,050	53,743
Construction	3,252	3,391	2,541	3,936	3,642
Residential real estate	6,656	4,170	1,431	—	5,606
Personal and home equity	2,189	6,097	3,877	1,007	7,333

Total	$60,478	$51,068	$30,278	$20,015	$92,922

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.25%	0.29%	0.10%	0.09%	0.51%
Commercial real estate	1.28%	0.85%	0.68%	0.45%	2.29%
Construction	0.58%	0.47%	0.29%	0.45%	0.43%
Residential real estate	2.11%	1.31%	0.45%	—	1.68%
Personal and home equity	0.41%	1.08%	0.71%	0.20%	1.30%

Total	0.68%	0.56%	0.34%	0.23%	1.10%

(1)	Refer to Glossary of Terms for definition.

Allowance for Loan Losses (excluding covered assets(1)) Unaudited (Dollars in thousands)

	1Q10	4Q09	3Q09	2Q09	1Q09

Change in allowance for loan losses:
Balance at beginning of period	$221,688	$192,791	$140,088	$127,011	$112,672
Loans charged off:
Commercial	($18,129)	($11,082)	($13,065)	($2,220)	($5,377)
Commercial real estate	(21,793)	(13,120)	(13,772)	(428)	(246)
Construction	(10,264)	(14,438)	(6,928)	(1,507)	(598)
Residential real estate	(1,590)	(970)	(475)	(50)	—
Home equity	(1,087)	(805)	(100)	(262)	(19)
Personal	(4,584)	(1,086)	(5,802)	(8,113)	(797)

Total loans charged off	(57,447)	(41,501)	(40,142)	(12,580)	(7,037)

Recoveries:
Commercial	$330	$410	$1,060	$1,329	$1,190
Commercial real estate	53	126	676	462	496
Construction	134	240	1,026	1,950	1,840
Residential real estate	6	12	—	138	2
Home equity	4	52	1	11	10
Personal	17	34	66	246	33

Total recoveries:	544	874	2,829	4,136	3,571

Total net loan charge-offs	(56,903)	(40,627)	(37,313)	(8,444)	(3,466)
Provision	72,066	69,524	90,016	21,521	17,805

Balance at end of period	$236,851	$221,688	$192,791	$140,088	$127,011

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$55,324	$43,350	$59,118	$46,449	$47,258
Commercial real estate	77,698	77,223	44,745	36,880	37,026
Construction	18,479	23,581	41,222	34,710	30,429
Residential real estate	3,658	3,635	2,009	1,468	1,443
Home equity	2,664	2,862	1,582	1,224	1,220
Personal	5,909	5,277	2,084	1,810	1,540

Total general allocated	$163,732	$155,928	$150,760	$122,541	$118,916
Specific reserve	73,119	65,760	42,031	16,847	7,460
Unallocated reserve	—	—	—	700	635

Total	$236,851	$221,688	$192,791	$140,088	$127,011

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	23%	20%	31%	33%	37%
Commercial real estate	33%	35%	23%	26%	29%
Construction	8%	10%	21%	25%	24%
Residential real estate	2%	2%	1%	1%	1%
Home equity	1%	1%	1%	1%	1%
Personal	2%	2%	1%	1%	1%

Total general allocated	69%	70%	78%	87%	93%
Specific reserve	31%	30%	22%	13%	6%
Unallocated reserve	—	—	—	—	1%

Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
total loans	2.66%	2.44%	2.14%	1.60%	1.50%
non-performing loans	62%	56%	54%	76%	78%
nonaccrual loans	62%	56%	54%	76%	78%

(1) Refer to Glossary of Terms for definition.

Deposits Unaudited (Dollars in thousands)

	03/31/10	12/31/09	09/30/09	06/30/09	03/31/09
Non-interest bearing deposits	$1,886,427	$1,840,900	$1,565,492	$1,243,453	$954,311
Interest-bearing deposits	714,700	752,728	589,298	535,374	428,529
Savings deposits	163,613	141,614	135,937	19,852	16,745
Money market accounts	4,546,183	3,939,210	3,921,445	3,109,532	3,004,523
Brokered deposits:
Traditional brokered deposits	294,346	389,590	453,759	708,802	768,488
Client CDARS	1,129,471	979,728	981,677	1,047,082	865,656
Non-client CDARS	407,489	196,821	171,387	187,181	106,816

Total brokered deposits	1,831,306	1,566,139	1,606,823	1,943,065	1,740,960
Other time deposits	1,498,322	1,678,172	1,741,783	1,426,874	1,671,520

Total deposits	$10,640,551	$9,918,763	$9,560,778	$8,278,150	$7,816,588

Client deposits (1)	$9,938,716	$9,332,352	$8,935,632	$7,382,167	$6,941,284

(1)	Refer to Glossary of Terms for definition.

n/m Not meaningful

Net Interest Margin Unaudited (Dollars in thousands)

	Three Months Ended March 31,
	2010			2009
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets:
Fed funds sold and other short-term investments	$757,463	$544	0.29%	$94,525	$288	1.24%
Securities:
Taxable	1,456,165	15,450	4.24%	1,230,728	14,546	4.73%
Tax exempt	161,507	2,604	6.45%	166,966	2,698	6.46%

Total securities	1,617,672	18,054	4.46%	1,397,694	17,244	4.94%

Loans:
Commercial, construction & CRE	8,183,112	89,258	4.40%	7,366,742	83,242	4.56%
Residential	334,000	4,250	5.09%	348,008	4,958	5.70%
Personal	515,725	4,822	3.79%	499,042	4,744	3.86%

Total loans (1)	9,032,837	98,330	4.39%	8,213,792	92,944	4.56%

Covered assets	481,566	12,732	10.60%	—	—	—

Total earning assets	$11,889,538	$129,660	4.39%	$9,706,011	$110,476	4.58%

Cash and due from banks	181,539			89,462
Allowance for loan losses and covered assets	(241,814)			(114,414)
Other assets	614,154			390,347

Total assets	$12,443,417			$10,071,406

Liabilities and Equity:
Interest-bearing demand deposits	$720,381	$966	0.54%	$328,713	$399	0.49%
Savings deposits	150,357	286	0.77%	15,959	25	0.63%
Money market accounts	4,228,146	8,828	0.85%	2,954,309	6,539	0.90%
Time deposits	1,645,788	6,221	1.53%	1,604,369	10,549	2.67%
Brokered deposits	1,637,891	5,203	1.29%	2,120,080	16,335	3.12%

Total interest-bearing deposits	8,382,563	21,504	1.04%	7,023,430	33,847	1.95%
Short term borrowings	240,926	1,446	2.40%	792,174	2,988	1.51%
Long term debt	525,342	7,505	5.71%	617,408	8,915	5.78%

Total interest-bearing liabilities	9,148,831	30,455	1.34%	8,433,012	45,750	2.19%

Non-interest bearing demand deposits	1,902,720			771,578
Other liabilities	153,550			79,892
Equity	1,238,316			786,924

Total liabilities and equity	$12,443,417			$10,071,406

Net interest spread (2)			3.05%			2.39%
Effect of non interest-bearing funds			0.31%			0.29%

Net interest income/margin (2) (3)		$99,205	3.36%		$64,726	2.68%

(1) Non-accrual loans are included in the average balances and the average annualized interest foregone on these loans was approximately $18.4 million for the quarter ended March 31, 2010 compared to approximately $6.6 million in the prior year quarter.

(2) Refer to Glossary of Terms for definition.

(3) This is a non-GAAP measure, refer to Non-GAAP Measures for a reconciliation to GAAP.

Non-GAAP Measures Unaudited

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. These non-GAAP measures include net interest income, net interest margin, net revenue, operating profit and efficiency ratio all on a fully taxable-equivalent basis; tier 1 common capital, tangible book value and tangible common equity to tangible assets ratio. We believe that presenting these non-GAAP financial measures will provide information useful to investors in understanding the underlying operational performance of the company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

We also consider various measures when evaluating capital utilization and adequacy, including tier 1 common capital, tangible book value and tangible common equity ratio, in addition to capital ratios defined by banking regulators. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. Certain of these measures exclude the ending balances of goodwill and other intangibles and/or preferred capital components. Because GAAP does not include capital ratio measures, we believe there are no comparable GAAP financial measures to these ratios. We believe these non-GAAP measures are relevant because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and the usefulness of these measures to investors may be limited.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure. The following table reconciles Non-GAAP financial measures to GAAP:

	Quarters Ending
(Amounts in thousands except per share data)	1Q10	4Q09	3Q09	2Q09	1Q09
Taxable-equivalent interest income
GAAP net interest income	$98,319	$99,562	$87,435	$74,107	$63,880
Taxable-equivalent adjustment	886	930	837	999	846

Taxable-equivalent net interest income (a)	$99,205	$100,492	$88,272	$75,106	$64,726

Average Earning Assets (b)	$11,889,538	$11,410,866	$11,298,102	$10,016,476	$9,706,011

Net Interest Margin (a) / (b)	3.36%	3.48%	3.09%	2.99%	2.68%

Net Revenue
Taxable-equivalent net interest income (a)	$99,205	$100,492	$88,272	$75,106	$64,726
GAAP non-interest income	15,068	14,310	12,883	20,715	23,562

Net revenue	$114,273	$114,802	$101,155	$95,821	$88,288

Operating Profit
Taxable-equivalent net interest income (a)	$99,205	$100,492	$88,272	$75,106	$64,726
GAAP non-interest income	15,068	14,310	12,883	20,715	23,562
Less: GAAP non-interest expense	73,371	68,528	56,835	63,995	58,057

Operating profit	$40,902	$46,274	$44,320	$31,826	$30,231

Efficiency Ratio
GAAP non-interest expense (c )	$73,371	$68,528	$56,835	$63,995	$58,057

Taxable-equivalent net interest income (a)	$99,205	$100,492	$88,272	$75,106	$64,726
GAAP non-interest income	15,068	14,310	12,883	20,715	23,562

Net revenue (d)	$114,273	$114,802	$101,155	$95,821	$88,288

Efficiency ratio (c ) / (d)	64.21%	59.69%	56.19%	66.79%	65.76%

Tier 1 Common Capital
Tier 1 risk-based capital	$1,301,622	$1,331,738	$1,161,447	$1,199,105	$976,063
Less: preferred stock	237,833	237,487	237,145	236,808	294,546
Less: trust preferred capital securities	244,793	244,793	244,793	244,793	244,793
Less: noncontrolling interests	103	33	216	150	93

Tier 1 common capital (e)	$818,893	849,425	679,293	717,354	436,631

Tangible Common Equity
GAAP total equity	$1,220,227	$1,235,616	$1,068,519	$1,079,378	$866,228
Less: goodwill	94,658	94,671	94,683	95,045	95,045
Less: other intangibles	18,070	18,485	19,021	5,890	6,215
Less: preferred stock	237,833	237,487	237,145	236,808	294,546

Tangible common equity (f)	$869,666	$884,973	$717,670	$741,635	$470,422

Tangible Assets
GAAP total assets	$12,798,862	$12,059,433	$12,082,584	$10,989,350	$10,375,714
Less: goodwill	94,658	94,671	94,683	95,045	95,045
Less: other intangibles	18,070	18,485	19,021	5,890	6,215

Tangible assets (g)	$12,686,134	$11,946,277	$11,968,880	$10,888,415	$10,274,454

Period-end Shares Outstanding (h)	71,333	71,332	47,574	47,493	33,702

Risk-weighted Assets (i)	$10,436,330	$10,839,705	$10,553,773	$10,033,055	$9,631,361

Ratios:
Tier 1 common capital (e) / (i)	7.85%	7.84%	6.44%	7.15%	4.53%
Tangible book value (f) / (h)	$12.19	$12.41	$15.09	$15.62	$13.96
Tangible common equity to tangible assets (f) / (g)	6.86%	7.41%	6.00%	6.81%	4.58%

Glossary of Terms

Assets under management and administration (“AUMA”) - Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value - Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program - is a deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered deposits for regulatory deposit purposes; however, we classify these deposits as client CDARS® due to the source being our existing and new client relationships and are, therefore, not traditional ‘brokered’ deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered deposit program in that our relationship is with the underlying depositor.

Client deposits - Total deposits less brokered deposits plus client CDARSTM

Common equity - Total equity less preferred stock.

Covered assets - Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Efficiency ratio - Total non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure.

Fee revenue as percent of total revenue ratio - Total non-interest income less acquisition related gains, net securities gains (losses), and early extinguishment of debt divided by the sum of net interest income and non-interest income less acquisition related gains, net securities gains (losses) and early extinguishment of debt.

GAAP - Accounting principles generally accepted in the United States of America.

Net interest margin - Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average earning assets. This is a non-GAAP financial measure.

Net interest spread - The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio - Total non-interest expense less non-interest income divided by average total assets.

Net revenue - The sum of taxable equivalent net interest income and non-interest income. This is a non-GAAP financial measure.

Non-GAAP - Certain financial measures within this document that are not formally defined by GAAP or codified in the federal banking regulations. A reconciliation of these non-GAAP measures may be found at the end of this document.

Operating profit - The sum of taxable equivalent net interest income and non-interest income, less non-interest expense. This is a non-GAAP financial measure.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Tangible book value - Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-GAAP financial measure.

Tangible common equity to tangible assets ratio - Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-GAAP financial measure.

Taxable-equivalent interest income - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total equity for Tier 1 capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred capital securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.